EXHIBIT 4

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS OPTION SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                OPTION AGREEMENT

         This OPTION AGREEMENT (this "Agreement") dated as of July 2, 2001, is entered into by and between Ramy El-Batrawi (the "Optionor") and individual resident in California and the Chairman and Chief Executive Officer of GenesisIntermedia, Inc., a Delaware corporation (the "Company") and Riverdale LLC, a New York limited liability company (together with its successors and assigns, the "Holder").

         WHEREAS to induce Holder to enter into an acquisition financing facility and investment banking commitment letter (the "Commitment Letter") dated the date hereof among the Holder, the Company and the other parties named therein, and in consideration of the payment of $1.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionor has agreed to grant Options to the Holder providing for the purchase of shares of Common Stock of the Company held by Optionor in the manner hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. FORM OF OPTION CERTIFICATES. There shall be two series of Options, denominated as Series IA and IB (each a the "Option" and collectively, the "Options"). The certificates evidencing the Options (the "Option Certificates") (and the form of election to purchase shares of Common Stock and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit A hereto. Each Option Certificate shall be dated as of the date of issuance thereof, whether upon initial issuance or upon transfer or exchange, and each Option shall entitle Holder thereof to purchase one share of Common Stock held by the Optionor, but the number of such shares and the Exercise Price (as defined in Section 3(c)) shall be subject to adjustments as provided herein.
         SECTION 2. COMMON STOCK AND OPTION COMMON STOCK. As hereinafter used in this Agreement, "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company as authorized at the date hereof and stock of any other class into which such presently authorized Common Stock may hereafter be changed, and "Option Common Stock" shall mean the Common Stock issuable upon exercise of Options. In case, by reason of the operation of Section 4, the Options shall entitle Holder thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in

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this Agreement to the exercise of Options shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

         SECTION 3.  TERM OF OPTIONS; EXERCISE PRICE OF OPTIONS.

                     (a) Options, and corresponding Option Certificates, shall be issued to Holder within five business days after the execution and delivery of the Credit Agreement by Holder and the Company, entitling the Holder to purchase the number of shares set forth below on the conditions set forth in this Agreement and the Option Certificate.

                                          Aggregate
                   Series of              Number of Shares
                   Options                Subject to Options


                     IA                   1,000,000
                     IB                   500,000

                     (b) Holder may exercise the Options evidenced by an Option Certificate, in whole or in part and in accordance with the provisions of this
Section 3, at any time and from time to time after the date of this Agreement. To exercise Options, Holder shall surrender to the Optionor at the principal executive office of the Company the Option Certificate with the form of election to purchase duly executed, together with payment of the Exercise Price (as defined below) for each share of Option Common Stock issuable upon exercise of an Option, or, alternatively, to receive a lesser number of shares through a Cashless Exercise (as defined below), at or prior to 5:00 p.m. (Pacific Time) on July 1, 2005 (the "Expiration Date"), at which time all rights evidenced by the Option Certificates shall cease and the Options shall become void.

                     (c)The purchase price for each share of Common Stock pursuant to the exercise of an Option (the "Exercise Price") shall be as follows: Series IA - $2.00 per share; and Series IB - $4.00 per share. The Exercise Price shall be payable in lawful money of the United States of America, except as provided in clause (d)(2) below.

                     (d) Options may be exercised by either of the following methods:

                       (1) Cash Exercise. If Holder desires to exercise Options for cash, Holder must elect and sign the "Cash Exercise" election on the reverse side of the Option Certificate and deliver to the Optionor (x) the Option Certificate or Certificates representing the Options to be exercised and (y) cash or a certified or official bank check payable to the Optionor for the Exercise Price for such Option (a "Cash Exercise").

                       (2) Cashless Exercise. If Holder desires to exercise Options without delivering cash, Holder must elect and sign the "Cashless Exercise" election on the reverse side of the Option Certificate and deliver to the Optionor the Option Certificate or Certificates representing the Options to be exercised (a "Cashless Exercise"). Upon a Cashless Exercise, Holder shall be entitled to a number of shares of Option Common Stock determined by using the following formula:

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                           X =      Y(A-B)
                                    ______
                                       A
         Where:            X =      the number of shares of Option Common Stock
                                    to be issued to the Holder under
                                    the provisions of this Section 3(d)(2)
                           Y        = the number of shares of Option
                                    Common Stock that would otherwise be issued
                                    upon an exercise of the Options to be
                                    exercised if they were exercised for cash
                           A =      the Current Market Price per share of Common
                                    Stock calculated as of the date
                                    of exercise
                           B =      the Exercise Price then in effect

         SECTION 4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES
OF COMMON STOCK. The Exercise Price and the number of shares purchasable upon exercise of an Option (other than in connection with any securities issued or issuable pursuant to that certain acquisition transaction that has been identified to Holder) shall be subject to adjustment as follows:

                     (a) Change in Common Stock. If the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of the events referred to in clauses (i) and (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of an Option shall be adjusted to the number of shares of Common Stock that the Holder of an Option would have owned or have been entitled to receive after the happening of such event for each series of Options, had an Option been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with an Option immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with an Option after the adjustment referred to above and (B) in the case of the events referred to in clause (iii) above, paragraph (b) below shall apply. An adjustment made pursuant to clause
(A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

                     (b) Common Stock Distribution. If the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to (A) a Change of Shares or (B) the exercise or conversion, as the case may be, of any Warrant, Convertible Security (each as defined in paragraph (c) below) or Option) (any such event, including any deemed distributions described in paragraphs (c) and
(d), being herein

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called a "Common Stock Distribution"), for a consideration per share less than the greater of the Exercise Price or the Market Dilution Price in effect on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price for each affected series of Options shall be reduced to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction that is the lesser of the following two fractions:
(i) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the Current Market Price in effect immediately prior to such Common Stock Distribution, plus
(B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (C) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by (D) the Current Market Price in effect immediately prior to such Common Stock Distribution and (ii) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the Exercise Price in effect immediately prior to such Common Stock Distribution, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (C) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by
(D) the Exercise Price in effect immediately prior to such Common Stock Distribution.

                       (1) If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the provisions of this paragraph
(b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each affected series of Options shall be increased to a number determined by multiplying the number of shares for each affected series of Options so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 100th of a share.

                       (2) The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of the Options, except by operation of paragraph (j) or (k) below.

                     (c) Issuance of Warrants. If the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock other than the warrants (as adjusted from time to time in accordance with the terms thereof, the "Excluded Warrants") to purchase 4,000,000 shares of Common Stock being issued by the Company concurrently herewith (any such rights, warrants or options being herein called "Warrants" and any such convertible or exchangeable stock or securities being herein

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called "Convertible Securities"), whether or not such Warrants or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Warrants or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Warrants, plus, in the case of Warrants to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Warrants) shall be less than the greater of the Exercise Price or the Market Dilution Price in effect immediately prior to the issuance, sale, distribution or granting of such Warrants, then, for the purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Warrants or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Warrants shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Warrants and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Warrants or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Warrants. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company or, to the extent applicable, pursuant to arbitration as provided in the Warrant Agreement at the same time such determination is made in connection with the Warrants.

                     (d) Issuance of  Convertible  Securities.  In the event the
Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Warrants), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of the Exercise Price or the Market Dilution Price in effect immediately prior to such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received

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as consideration such price per share, determined as provided above, therefor.
Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                     (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Warrants or Convertible Securities and (ii) any cash dividend declared and paid pursuant to a regular dividend policy of the Company), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Exercise Price in effect on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock issued and outstanding on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be the Exercise Price then in effect and (B) the number of shares of Common Stock purchasable upon the exercise of an Option shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                     (f) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Warrants or Convertible Securities, then, for purposes of paragraph (b) above (including dividends or distributions by operation of paragraph (c) or (d) above, as the case may be), such Warrants or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as, appropriate.

                     (g) Consideration Received. If any shares of Common Stock shall be issued and sold by the Company in an underwritten public offering or agented private placement, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters or selling agents of such offering. If any shares of Common Stock, Warrants or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration as determined in good faith by the Board of Directors of the Company. If any Warrants shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no

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specific consideration is allocated to such Warrants by the parties thereto, such Warrants shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Warrants in good faith by the Board of Directors of the Company.

                     (h) Deferral of Certain Adjustments. No adjustments to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of the Options) shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided, however, that any adjustment which is not required to be made by reason of this paragraph (i) shall be carried forward and taken into account in any subsequent adjustment.


                     (i) Changes in Warrants and Convertible Securities. If the exercise price provided for in any Warrants referred to in paragraph (c) above (but excluding the Excluded Warrants), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 4), then the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of the Options shall forthwith be readjusted (effective only with respect to any exercise of the Options after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Warrants or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Warrants and Convertible Securities as then remain outstanding.

                     (j) Expiration of Warrants and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of the Options shall have been made pursuant to paragraph (c), (d) or (i) above or this paragraph (j), any Warrants or Convertible Securities shall have expired unexercised or, solely with respect to Warrants that are rights ("Rights"), are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued, in connection with such Warrants or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Warrants or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate Consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Warrants or Convertible Securities, whether or not exercised; provided, however, that (x) no such readjustment shall have the effect of decreasing the number of shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 4 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the

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issuance, sale, distribution or granting of such Warrants or Convertible
Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the Current Market Price of the Common Stock on the date of such redemption.

                     (k) Reorganization of Company. Except for a Cash Merger (as defined in the next paragraph), if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Options shall automatically become exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately after the consolidation, merger, transfer or lease if Holder had exercised the Options immediately before the effective date of the transaction.

                     In the event that the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person in a transaction in which more than 90% of the aggregate value of the consideration to be received by the Company's common stockholders consists of cash or cash equivalents (a "Cash Merger"), Holder shall be entitled to (i) exercise the Options, effective immediately prior to the effective date of such Cash Merger as set forth in the preceding paragraph or (ii) receive a cash payment equal to the amount that Holder would receive if Holder had exercised the Options immediately prior to the Cash Merger less the aggregate Exercise Price.

                     (l) Other Adjustments. If at any time Holder shall become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date of issuance of the Options, then the number of such other securities so receivable upon exercise of the Options and the Exercise Price applicable to such exercise shall be adjusted at such time, and shall be subject to further adjustment from time to time thereafter, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4. No adjustment under this Section 4 shall reduce the Exercise Price below $0.01.

                     (m) Voluntary Adjustment. The Optionor from time to time may reduce the Exercise Price for the Options by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price for the Options is reduced, the Optionor shall cause to be mailed to Holder a notice of the reduction. Such notice shall be mailed at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                     (n) Notice of Certain Actions and Adjustments. In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular cash dividend), or (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (iv) to effect any capital reorganization, or (v) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, or (vi) to effect the liquidation, dissolution or winding up of the

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Company and the Company shall provide notice thereof to Optionor, then in each such case, the Optionor shall deliver to Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will be issuable upon exercise of an Option, and the Exercise Price thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered as soon as practicable after Optionor receives notice thereof from the Company.

                     Upon any  adjustment  of the  Exercise  Price  pursuant  to
Section 4, the Optionor shall promptly thereafter cause to be given to Holder at its address provided by Holder to Optionor for such purpose written notice of such adjustments by first-class mail, postage prepaid, a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Option Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of an Option and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

                     To the extent the Options become convertible into cash, no adjustment need be made thereafter as to the cash.

                     SECTION 5. CURRENT MARKET PRICE; MARKET DILUTION PRICE. The "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for the 10 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence, prior to the time and date as of which the Current Market Price is to be computed. The closing price for any day shall be the last reported sale price regular way or, if no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or any comparable system or (3) if the Common Stock is not listed on Nasdaq or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 5, the Current Market Price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company. The "Market Dilution Price" per share of Common Stock at any date shall be the Current Market Price on such date; provided that on any date that the Current Market Price shall be equal to or in excess of $9.00, the Market Dilution Price shall be the then applicable Exercise Price.

         SECTION 6.  EXERCISE OF OPTIONS AND STOCK CERTIFICATES

                     (a) Subject to the provisions of this Agreement, the Holder shall have the right, which may be exercised as provided in such Option Certificate, to purchase from the Optionor (and the Optionor shall transfer and sell to Holder) all or part of the number of fully paid and nonassessable shares of Option Common Stock specified in such Option Certificate (subject to the adjustments as herein provided), upon a Cash Exercise or Cashless Exercise. Upon surrender of such Option Certificate, it shall be canceled by the Optionor. The date of exercise of any Option shall be deemed to be the date of its receipt by the Company duly and properly filled in and signed and accompanied by proper funds as hereinafter provided. In the event of a Cash Exercise, payment of the Exercise Price may be made in cash or by certified or official bank check. No adjustment shall be made for any regular cash dividends declared or paid on shares of Common Stock prior to the exercise of an Option. Upon such Cash Exercise or Cashless Exercise, the Optionor shall transfer and cause to be delivered against receipt of payment therefor, and in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Option Common Stock so purchased upon the exercise of such Options. No cash shall be paid in respect of any fraction of a share of such stock issuable upon such surrender, as provided in Section 7 of this Agreement.

                     (b) Each certificate evidencing shares of Common Stock transferred upon the exercise of Options shall have such letters, numbers or other marks of identification or designation or such legends (including restrictive legends), summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock may from time to time be listed, or to conform to usage.

         SECTION 7. ELIMINATION OF FRACTIONS. The Optionor shall not be required to transfer fractional shares of Common Stock upon any exercise of Options. As to any final fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, no cash or other adjustment in respect of such final fraction shall be made and it shall be disregarded for all purposes.

         SECTION 8. TRANSFER TAXES. The Holder will pay all documentary stamp taxes attributable to the transfer of shares of Option Common Stock upon the exercise of any Option; provided, however, that neither the Optionor nor the Company shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Option Common Stock in a name other than that of the Holder.

         SECTION 9. RESERVATION OF SHARES. The Optionor shall, from the date hereof through the date on which all Options shall have been exercised or shall have expired, segregate and place in an escrow pursuant to an escrow agreement of even date between Riverdale LLC, the Optionor and the Escrow Agent, a form of which is appended hereto as Exhibit B, for the purpose of effecting the transfer of stock upon exercise of Options, one million shares of Common Stock (and any property or securities issued on account thereof and which are to be held by the Optionor pursuant to the terms of this Agreement). The Holder shall have a right to direct Optionor and Optionor hereby agrees if so directed to vote the shares underlying the Options on any matters requiring the vote of the Company's stockholders and relating to the issuance of securities of the Company, amendments to the Company's charter documentation which affect the rights of holders of Common Stock, the sale of assets of the Company, a merger or consolidation of the Company, or any other recapitalization or reorganization of the Company.

         Optionor covenants that all shares of Option Common Stock which may be transferred upon exercise of the Options will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the transfer thereof. Opitonor agrees to place the one million shares (the "Series IA Escrow Shares") subject to the Series IA Options, and any other shares that may become subject to such Options, as a result of the provisions of Section 4 hereof, in escrow pursuant to an Escrow Agreement between Optionor and the Holder dated the date hereof. In addition, Opitonor agrees to place the 500,000 shares (the "Series IB Escrow Shares") subject to the Series IB Options, and any other shares which may become subject to such Options, as a result of the provisions of Section 4 hereof, in escrow pursuant to the Escrow Agreement. If the Series IA Escrow Shares are not placed in escrow pursuant to the Escrow Agreement on or before July 30, 2001, Optionor shall pay to the Holder the sum of $35,000 for each business day that the Series IA Escrow Shares are not so placed in escrow. If the Series IB Escrow Shares are not placed in escrow pursuant to the Escrow Agreement within seven days of a demand therefor from the Holder, Optionor shall pay to the Holder the sum of $35,000 for each business day that the Series IB Escrow Shares are not so placed in escrow. These payments shall be in addition to and not in lieu of any other damages suffered by the Holder as a result of Optionor's failure to deliver the Option Common Stock as required by the terms of the Options upon exercise of the Options.
         SECTION 10. SUPPLEMENTS AND AMENDMENTS. The Optionor and Holder may from time to time make supplements or amendments to this Agreement upon their mutual written consent.

         SECTION 11. MUTILATED OR MISSING OPTION CERTIFICATES. If any Option Certificate shall be mutilated, lost, stolen or destroyed, the Optionor shall deliver a new Option Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Option Certificate or, in the case of a lost, stolen or destroyed Option Certificate, upon receipt of evidence satisfactory to the Optionor of the loss, theft or destruction of such Option Certificate and, in either case, upon receipt of such indemnity as the Optionor may require. Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Optionor may prescribe. Upon transfer of any property upon exercise of any new Option Certificate, the replaced Option Certificate shall be void to the same extent and it shall be the obligation of Holder to satisfy any demand for transfer of property upon its later exercise to such extent.

         SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier (i) the date of transmission, if such notice or such communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m.,

Pacific Time, on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Pacific Time, on any date and earlier than 11:59 p.m., Pacific Time, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice or communication is required to be given. The addresses and facsimile numbers for all such notices, communication and/or deliveries shall be as follows:
                           if to the Optionor,

                           GenesisIntermedia, Inc.
                           5805 Sepulveda Blvd., 8th Floor
                           Van Nuys, CA 91411
                           Attn:  Ramy El-Batrawi
                           Fax:  (818) 902-4301

                           with a copy to:

                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, CA 93101
                           Attn:  Theodore R. Maloney
                           Fax:  (805) 568-1955

                           if to the Holder,

                           Riverdale LLC
                           c/o Icahn Associates
                           767 5th Avenue, 47th Floor
                           New York, New York 10153
                           Attn:  Marc Weitzen, Esq.
                           Fax: (212) 750-5807

or to such other addresses or facsimile numbers as any party may most recently have designated in writing to the other parties hereto by such notice.

         SECTION 13. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Optionor shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 14. GOVERNING LAW. This Agreement and each Option issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.
         SECTION 15. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Optionor and Holder any legal or equitable right, remedy or claim under this Agreement.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the day and year first above written.

                                    OPTIONOR:

                                    RAMY EL-BATRAWI


                                    ____________________________


                                    HOLDER:

                                    RIVERDALE LLC
                                    a New York limited liability company


                                    By: ___________________________________
                                        Robert J. Mitchell
                                        Manager

                                                                EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS OPTION SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                    FORM OF SERIES I[A/B] OPTION CERTIFICATE

            EXERCISABLE ONLY ON OR AFTER JULY 2, 2001 AND BEFORE 5:00
                               P.M. JULY 1, 2005
                      (as provided in the Option Agreement
                               referred to below)

                                  OPTION NUMBER
                                 I[A/B] _______


                             GENESISINTERMEDIA, INC.

              This Series I[A/B] Option Certificate Certifies that

                                  RIVERDALE LLC

               is the registered holder of ______________________

Series I[A/B] Options (the "Options") expiring on the Expiration Date (as defined in Section 3(b) of the Option Agreement and described on the reverse hereof) to purchase shares of the common stock (the "Common Stock"), par value $.001 per share, of GenesisIntermedia, Inc., a Delaware corporation (the "Company") held by Ramy El-Batrawi (the "Optionor"). Capitalized terms not otherwise defined herein shall have the terms prescribed in the Option Agreement.

The Option may be exercised by either of the following methods:

         (i) Cash Exercise. If Holder desires to exercise this Option for cash, Holder must elect and sign the "Cash Exercise" election on the reverse side of the Option Certificate and deliver to the Company (a) this certificate and (b) cash or a certified or official bank check payable to the Optionor in the amount of the Exercise Price.

         (ii) Cashless Exercise. If Holder desires to exercise the Option without delivering cash, Holder must elect and sign the "Cashless Exercise" election on the reverse side of the Option Certificate and deliver to the Company the Option Certificate or Certificates representing the Options to be exercised (a "Cashless Exercise"). Upon a Cashless Exercise, Holder is entitled to a number of shares of Option Common Stock as set forth in the Option Agreement. No fractional shares shall be issued on exercise of the Option, as provided in the Option Agreement, and that the number of kind of shares (or in certain events other property) purchasable upon exercise of the Options and the Exercise Price referred to on the reverse hereof may as of the date of this Option Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Option Agreement.

No Option may be exercised after 5:00 p.m. Pacific Time on the Expiration Date.

Reference is hereby made to the further provisions of this Option Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, the undersigned has caused duly signed this Option Certificate.

Dated:

RAMY EL-BATRAWI



______________________

                                    [Reverse]
                             GENESISINTERMEDIA, INC.

         The Options evidenced by this Option Certificate are part of a series of Options issued pursuant to an Option Agreement dated as of July 2, 2001 (the "Option Agreement"), duly executed and delivered by the Optionor to Holder, which Option Agreement is hereby incorporated by reference in and made a part of this instrument and the Optionor and the Holder (as defined in such Option Agreement) and a copy of which Option Agreement will be available at the office of the Secretary of the Company for inspection by Holders during normal business hours.

         The Options evidenced by this Option Certificate may be exercised at any time on or before the Expiration Date through a Cash Exercise or Cashless Exercise as described on the other side of this Certificate. In the event that upon any exercise of Options evidenced hereby the number of Options exercised shall be less than the total number of Options evidenced hereby, there shall be issued to Holder a new Option Certificate evidencing the number of Options not exercised.

         The Option Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Option may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Option Agreement provides that the number of Common Shares purchasable upon the exercise of each Option shall be adjusted in certain circumstances.
         This Option Certificate is not transferable, in whole or in part.

                              ELECTION TO EXERCISE
                     To be executed upon exercise of Option
         The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate:

         ____ (a) Cash Exercise: to receive ______ Shares of common stock, par value $.001 per share, and herewith tenders payment for such Shares in the amount of $___________ in accordance with the terms of this Option Certificate.

         ____ (a) Cashless Exercise: to receive ______ Shares of common stock, par value $.001 per share, in accordance with the terms of this Option Certificate.

         The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is __________________________________________ and that such shares be delivered to
_____________ __________________________ _____________ whose address  is
______________________________________________________________________________.
If said number of shares is less than all of the shares of common stock purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of such whole Shares be registered in the name of the undersigned. and that such Option Certificate be delivered to the undersigned.

                                     Signature:  ______________________________
Date:
Signature Guaranty:

                                                                   EXHIBIT B


                                ESCROW AGREEMENT